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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2004

First Community Corporation
(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	000-28344 (Commission File Number)	57-1010751 (I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina 29072
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (803) 951-2265

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Material Events.

        On April 12, 2004, the Registrant entered into a definitive agreement to acquire DutchFork Bancshares, Inc. ("DFBS"), the parent holding company for Newberry Federal Savings Bank. DFBS will be merged with and into the Registrant and Newberry Federal Savings Bank will be merged with and into the Registrant's wholly-owned subsidiary, First Community Bank. Registrant will exchange an aggregate of 1,182,412 shares of its common stock and $18,934,061 for all of the outstanding shares of DFBS. Shareholders of DFBS will be permitted to choose to exchange their shares for either cash, common stock of the Registrant or a combination thereof. The merger transaction is subject to approval of shareholders of both the Registrant and DFBS and appropriate regulatory approvals.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

        The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated April 13, 2004
99.2	Agreement and Plan of Merger by and between First Community Corporation and DutchFork Bancshares, Inc. dated April 12, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION
By:	/s/ JOSEPH G. SAWYER
Name:	Joseph G. Sawyer
Title:	Chief Financial Officer

Dated: April 13, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 13, 2004
99.2	Agreement and Plan of Merger by and between First Community Corporation and DutchFork Bancshares, Inc. dated April 12, 2004

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  Item 5. Other Material Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX